NETSTREIT REPORTS THIRD QUARTER 2025 FINANCIAL AND OPERATING RESULTS

– Net Income of $0.01 and Adjusted Funds from Operations ("AFFO") of $0.33 Per Diluted Share –

– Record $203.9 Million of Gross Investment Activity at 7.4% Blended Cash Yield –

– Completed $219.8 Million Forward Equity Offering in July 2025 –

– $20.7 Million of Forward Equity Sales through ATM –

– $450.0 Million Aggregate 5.5-Year and 7-Year Term Loan Issuance –

– Increases 2025 Net Investment Guidance to $350.0 to $400.0 Million –

Dallas, TX – October 27, 2025 – NETSTREIT Corp. (NYSE: NTST) (the “Company”) today announced financial and operating results for the third quarter ended September 30, 2025.

"We are pleased with our strong execution in the third quarter, achieving record gross investment volume fueled by an improving cost of capital and over $690 million of recently raised capital," said Mark Manheimer, Chief Executive Officer of NETSTREIT. "Through continued accretive dispositions, we are well ahead of schedule on our year-end diversification goals, positioning our portfolio to thrive in an increasingly uncertain macroeconomic environment. Additionally, with a lowly levered balance sheet and over $1.1 billion in available liquidity, we are well positioned to drive increased investments and strong long-term AFFO per share growth."

THIRD QUARTER 2025 HIGHLIGHTS

The following table summarizes the Company's select financial results1 for the three and nine months ended September 30, 2025.

	Three Months Ended September 30,
	2025	2024	% Change
	(Unaudited)
Net Income (Loss) per Diluted Share	$0.01	$(0.07)	NA
Funds from Operations per Diluted Share	$0.29	$0.32	(9.4)%
Core Funds from Operations per Diluted Share	$0.31	$0.32	(3.1)%
Adjusted Funds from Operations per Diluted Share	$0.33	$0.32	3.1%

	Nine Months Ended September 30,
	2025	2024	% Change
	(Unaudited)
Net Income (Loss) per Diluted Share	$0.07	$(0.09)	NA
Funds from Operations per Diluted Share	$0.89	$0.87	2.3%
Core Funds from Operations per Diluted Share	$0.92	$0.93	(1.1)%
Adjusted Funds from Operations per Diluted Share	$0.98	$0.94	4.3%

1.Funds from operations ("FFO"), core funds from operations ("Core FFO"), and adjusted funds from operations ("AFFO") are non-GAAP financial measures. See "Non-GAAP Financial Measures."

INVESTMENT ACTIVITY

The following tables summarize the Company's investment, disposition, and loan repayment activities (dollars in thousands) for the three and nine months ended September 30, 2025.

	Three Months Ended September 30, 2025		Nine Months Ended September 30, 2025
	Number of Investments	Amount	Number of Investments	Amount
Investments	50	$203,907	107	$411,650
Less Dispositions	24	37,769	60	138,452
Less Loan Repayments[1]	10	24,127	13	36,143
Net Investment Activity		$142,011		$237,055

Investment Activity
Cash Yield %		7.4%		7.6%
% of ABR derived from Investment Grade Tenants		27.5%		27.2%
% of ABR derived from Investment Grade Profile Tenants		5.9%		11.2%
Weighted Average Lease Term (years)		13.4		13.1

Disposition Activity
Cash Yield %		7.2%		6.9%
Weighted Average Lease Term (years)		11.8		10.2

Loan Repayments
Cash Yield %		8.0%		8.4%

1.Amount includes mortgage loan sales and a partial principal repayment of a mortgage loan receivable.

The following table summarizes the Company's ongoing development projects and estimated development costs (dollars in thousands) as of and for the three months ended September 30, 2025.

Developments	Three Months Ended September 30, 2025
Amount Funded During the Quarter	$—

As of September 30, 2025
Number of Developments	2

Amount Funded to Date	$1,726
Estimated Funding Remaining on Developments	4,599
Total Estimated Development Cost	$6,325

PORTFOLIO UPDATE

The following table summarizes the Company's real estate portfolio (weighted by ABR, dollars in thousands) as of September 30, 2025.

As of September 30, 2025
Number of Investments	721
ABR	$183,163
States	45
Square Feet	13,179,983
Tenants	114
Industries	28
Occupancy	99.9%
Weighted Average Lease Term (years)	9.9
Investment Grade & Investment Grade Profile %	62.1%

CAPITAL MARKETS AND BALANCE SHEET

The following tables summarize the Company's leverage, liquidity, at-the-market equity program ("ATM") sales, and settlement of our forward equity offerings (dollars in thousands, except per share data) as of September 30, 2025.

Leverage[1]	As of September 30, 2025
Net Debt / Annualized Adjusted EBITDAre	6.3x
Adjusted Net Debt / Annualized Adjusted EBITDAre	3.7x
Pro Forma Adjusted Net Debt / Annualized Adjusted EBITDAre	3.6x

Liquidity	As of September 30, 2025
Unused Unsecured Revolver Capacity	$499,850
Cash, Cash Equivalents and Restricted Cash	53,324
Net Value of Unsettled Forward Equity	431,246
Undrawn Term Loan Balance	150,000
Total Liquidity	$1,134,420
Subsequent 2025 ATM Sales(2)	29,682
Total Pro Forma Liquidity	$1,164,102

July 2025 Forward Equity Offering	As of September 30, 2025
Shares Sold	12,420,000
Price Per Share (Gross)	$17.70
Net Value of Unsettled Forward Equity as of September 30, 2025	$209,746

Forward Equity Settlement Activity	As of September 30, 2025
Shares Settled During Quarter	—
Weighted Average Price Per Share (Gross)	$—
Net Value of Settled Forward Equity as of September 30, 2025	$—

ATM Program	As of September 30, 2025
Shares Sold During Quarter	1,152,595
Weighted Average Price Per Share (Gross)	$17.99
Gross Value of Unsettled Forward ATM Shares	$20,739

ATM Program Total Capacity	$300,000
ATM Capacity Remaining as of September 30, 2025	$230,127

Unsettled Forward Equity	As of September 30, 2025
Shares Unsettled as of September 30, 2025(3)	25,393,242
Weighted Average Price Per Share (Gross)	$17.76
Net Value of Unsettled Forward Equity as of September 30, 2025	$431,246

1.Net debt, adjusted net debt, pro forma adjusted net debt and annualized adjusted EBITDAre are non-GAAP financial measures. See "Non-GAAP Financial Measures."
2.Reflects 1,639,092 of shares sold at a weighted average net settlement price of $18.11 per share.
3.Includes 1,152,595 of forward equity shares sold under the ATM Program during the quarter.

SUBSEQUENT TO QUARTER END

The Company sold 1,639,092 shares at a weighted average gross price of $18.25 per share under the ATM Program, of which 1,556,592 shares were sold on a forward basis.

DIVIDEND

On October 24, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $0.215 per share for the fourth quarter of 2025. The dividend will be paid on December 15, 2025 to shareholders of record on December 1, 2025. On an annualized basis, the dividend of $0.86 per share of common stock represents an increase of $0.02 per share over the prior year annualized dividend.

2025 GUIDANCE

The Company is maintaining its full year 2025 AFFO per share guidance range of $1.29 to $1.31, and increasing its net investment activity guidance to $350.0 million to $400.0 million from $125.0 million to $175.0 million. The Company continues to expect cash G&A to range between $15.0 million to $15.5 million (exclusive of transaction costs and severance payments). In addition, our AFFO per share guidance range includes $0.015 to $0.025 per share of estimated dilution due to the impact of the Company's outstanding forward equity calculated in accordance with the treasury stock method.

The Company's 2025 guidance is based on a number of assumptions that are subject to change and many of which are outside the Company's control. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve these results.

AFFO is a non-GAAP financial measure. The Company does not provide a reconciliation of such forward-looking non-GAAP measure to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

EARNINGS CONFERENCE CALL

A conference call will be held on Tuesday, October 28, 2025 at 11:00 AM ET. During the conference call the Company’s officers will review third quarter 2025 performance, discuss recent events, and conduct a question and answer period.

The webcast will be accessible on the “Investor Relations” section of the Company’s website at www.NETSTREIT.com. To listen to the live webcast, please go to the site at least 15 minutes prior to the scheduled start time to register, as well as download and install any necessary audio software.

The conference call can also be accessed by dialing 1-877-451-6152 for domestic callers or 1-201-389-0879 for international callers. A dial-in replay will be available starting shortly after the call until November 4, 2025, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13756019.

SUPPLEMENTAL PACKAGE

The Company’s supplemental package will be available prior to the conference call in the Investor Relations section of the Company’s website at www.investors.netstreit.com.

About NETSTREIT Corp.

NETSTREIT Corp. is an internally managed real estate investment trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors.

Investor Relations
ir@netstreit.com
972-597-4825

NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial measures, including FFO, Core FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Annualized Adjusted EBITDAre, Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, Net Debt, Adjusted Net Debt, and Pro Forma Net Debt. A reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, and definitions of each non-GAAP measure, are included below.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities, including estimated development costs, trends in our business, including trends in the market for single-tenant, retail commercial real estate, and our 2025 guidance. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2025 and other reports filed with the SEC from time to time.  Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from macroeconomic conditions, including inflation, interest rates and instability in the banking system. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

NETSTREIT CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	September 30, 2025	December 31, 2024
Assets
Real estate, at cost:
Land	$676,664	$571,272
Buildings and improvements	1,471,002	1,400,393
Total real estate, at cost	2,147,666	1,971,665
Less accumulated depreciation	(173,846)	(143,422)
Property under development	1,794	6,118
Real estate held for investment, net	1,975,614	1,834,361
Assets held for sale	86,060	48,637
Mortgage loans receivable, net	138,307	139,409
Cash, cash equivalents, and restricted cash	53,324	14,320
Lease intangible assets, net	157,671	164,392
Other assets, net	56,958	58,227
Total assets	$2,467,934	$2,259,346
Liabilities and equity
Liabilities:
Term loans, net	$1,092,746	$622,608
Revolving credit facility	—	239,000
Mortgage note payable, net	7,824	7,853
Lease intangible liabilities, net	17,522	20,177
Liabilities related to assets held for sale	1,954	1,912
Accounts payable, accrued expenses, and other liabilities	41,957	29,664
Total liabilities	1,162,003	921,214
Commitments and contingencies (Note 13)
Equity:
Stockholders’ equity
Common stock, $0.01 par value, 400,000,000 shares authorized; 83,479,176 and 81,602,232 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	835	816
Additional paid-in capital	1,540,070	1,507,995
Distributions in excess of retained earnings	(235,097)	(188,046)
Accumulated other comprehensive (loss) income	(6,619)	10,206
Total stockholders’ equity	1,299,189	1,330,971
Noncontrolling interests	6,742	7,161
Total equity	1,305,931	1,338,132
Total liabilities and equity	$2,467,934	$2,259,346

NETSTREIT CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Rental revenue (including reimbursable)	$45,026	$38,172	$132,774	$110,226
Interest income on loans receivable	3,282	3,272	9,485	8,458
Other revenue	—	—	245	—
Total revenues	48,308	41,444	142,504	118,684
Operating expenses
Property	4,302	4,494	13,589	12,578
General and administrative	5,128	4,287	15,772	15,266
Depreciation and amortization	21,389	20,438	63,818	56,522
Provisions for impairment	5,493	9,838	13,531	17,336
Transaction costs	19	26	139	201
Total operating expenses	36,331	39,083	106,849	101,903
Other (expense) income
Interest expense, net	(12,636)	(7,965)	(36,734)	(21,749)
Gain (loss) on sales of real estate, net	1,122	(132)	6,730	874
Loss on debt extinguishment	—	—	(46)	—
Other income (expense), net	170	416	46	(2,451)
Total other expense, net	(11,344)	(7,681)	(30,004)	(23,326)
Net income (loss) before income taxes	633	(5,320)	5,651	(6,545)
Income tax expense	(12)	(2)	(41)	(31)
Net income (loss)	621	(5,322)	5,610	(6,576)
Net income (loss) attributable to noncontrolling interests	3	(27)	29	(35)
Net income (loss) income attributable to common stockholders	$618	$(5,295)	$5,581	$(6,541)
Amounts available to common stockholders per common share:
Basic	$0.01	$(0.07)	$0.07	$(0.09)
Diluted	$0.01	$(0.07)	$0.07	$(0.09)
Weighted average common shares:
Basic	83,472,089	77,610,680	82,344,168	74,822,286
Diluted	85,641,948	77,610,680	83,429,550	74,822,286

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO FFO, CORE FFO AND ADJUSTED FFO
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Net income (loss)	621	(5,322)	5,610	(6,576)
Depreciation and amortization of real estate	21,315	20,360	63,598	56,286
Provisions for impairment	4,134	9,838	12,173	17,336
(Gain) loss on sales of real estate, net	(1,122)	132	(6,730)	(874)
FFO	$24,948	$25,008	$74,651	$66,172
Adjustments:
Non-recurring executive transition costs, severance, and related charges	1	14	80	1,495
Debt related transaction costs	92	—	495	—
Other non-recurring loss (gain), net	1,314	(115)	1,314	3,077
Core FFO	$26,355	$24,907	$76,540	$70,744
Adjustments:
Straight-line rent adjustments	(1,126)	(749)	(3,263)	(1,829)
Amortization of deferred financing costs	756	558	2,164	1,673
Amortization of above/below-market assumed debt	29	29	86	86
Amortization of loan origination costs and discounts	(147)	(265)	(197)	(242)
Amortization of lease-related intangibles	(35)	(170)	(110)	(363)
Earned development interest	36	259	118	962
Capitalized interest expense	(24)	(130)	(112)	(709)
Non-cash interest expense (income)	721	(990)	2,138	(2,948)
Non-cash compensation expense	1,484	1,376	4,393	4,128
AFFO	$28,049	$24,825	$81,757	$71,502

Weighted average common shares outstanding, basic	83,472,089	77,610,680	82,344,168	74,822,286
Operating partnership units outstanding	421,954	433,942	423,944	450,952
Unvested restricted stock units	420,132	115,703	218,847	117,761
Unsettled shares under open forward equity contracts	1,327,773	10,219	442,591	311,475
Weighted average common shares outstanding, diluted	85,641,948	78,170,544	83,429,550	75,702,474

FFO per common share, diluted	$0.29	$0.32	$0.89	$0.87
Core FFO per common share, diluted	$0.31	$0.32	$0.92	$0.93
AFFO per common share, diluted	$0.33	$0.32	$0.98	$0.94

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA, EBITDAre, ADJUSTED EBITDAre, AND ANNUALIZED ADJUSTED EBITDAre
(In thousands)
(Unaudited)

Three Months Ended September 30, 2025
Net income	$621
Depreciation and amortization of real estate	21,315
Amortization of lease-related intangibles	(35)
Non-real estate depreciation and amortization	74
Interest expense, net	12,636
Income tax expense	12
Amortization of loan origination costs and discounts	(147)
EBITDA	34,476
Adjustments:
Provisions for impairment	4,134
Gain on sales of real estate, net	(1,122)
EBITDAre	37,488
Adjustments:
Straight-line rent adjustments	(1,126)
Debt related transaction costs	92
Non-recurring executive transition costs, severance, and related charges	1
Other non-recurring loss, net	1,314
Transaction costs	19
Non-cash compensation expense	1,484
Adjustment for construction in process (1)	32
Adjustment for intraquarter investment activities (2)	2,474
Adjusted EBITDAre	41,778
Annualized Adjusted EBITDAre (3)	$167,112

Net Debt	As of September 30, 2025
Principal amount of total debt	$1,108,084
Less: Cash, cash equivalents, and restricted cash	(53,324)
Net Debt	$1,054,760
Less: Net value of unsettled forward equity (4)	(431,246)
Adjusted Net Debt	$623,514
Less: Subsequent ATM Sales(5)	(29,682)
Pro Forma Adjusted Net Debt	$593,832

Leverage
Net Debt / Annualized Adjusted EBITDAre	6.3x
Adjusted Net Debt / Annualized Adjusted EBITDAre	3.7x
Pro Forma Adjusted Net Debt / Annualized Adjusted EBITDAre	3.6x

1.Adjustment reflects the estimated cash yield on developments in process as of September 30, 2025.
2.Adjustment assumes all re-leasing activity, investments in, and dispositions of real estate, including developments completed during the three months ended September 30, 2025, had occurred on July 1, 2025.
3.We calculate Annualized Adjusted EBITDAre by multiplying Adjusted EBITDAre by four.
4.Reflects 25,393,242 of unsettled forward equity shares at the September 30, 2025, at a weighted average net settlement price of $16.98 per share.
5.Reflects 1,639,092 of shares sold at a weighted average net settlement price of $18.11 per share.

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO NOI, PROPERTY-LEVEL CASH NOI, AND PROPERTY-LEVEL
CASH NOI - ESTIMATED RUN RATE
(in thousands)
(Unaudited)

	Three Months Ended September 30,
	2025	2024
Net income (loss)	$621	$(5,322)
General and administrative expense	5,128	4,287
Depreciation and amortization	21,389	20,438
Provisions for impairment	5,493	9,838
Transaction costs	19	26
Interest expense, net	12,636	7,965
(Gain) loss on sales of real estate, net	(1,122)	132
Income tax expense	12	2
Amortization of loan origination costs and discounts	(147)	—
Interest income on mortgage loans receivable	(3,282)	(3,272)
Other (income) expense	(170)	107
Property-Level NOI	40,577	34,201
Straight-line rent adjustments	(1,126)	(749)
Amortization of lease-related intangibles	(35)	(170)
Property-Level Cash NOI	$39,416	$33,282
Adjustment for intraquarter acquisitions, dispositions, and completed development (1)	2,691
Property-Level Cash NOI - Estimated Run Rate	$42,107

1.Adjustment assumes all re-leasing activity, investments in, and dispositions of real estate, including developments completed during the three months ended September 30, 2025, had occurred on July 1, 2025.

NON-GAAP FINANCIAL MEASURES

FFO, Core FFO, and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a widely accepted non-GAAP financial measure of operating performance known as FFO. Our FFO is net income in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property.

Core FFO is a non-GAAP financial measure defined as FFO adjusted to remove the effect of unusual and non-recurring items that are not expected to impact our operating performance or operations on an ongoing basis. These include non-recurring executive transition costs, severance and related charges, other non-recurring losses (gains), and debt related transaction costs.

AFFO is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net income related to non-cash revenues and expenses, such as straight-line rent, amortization of above- and below-market lease-related intangibles, amortization of lease incentives, capitalized interest expense and earned development interest, non-cash interest expense, non-cash compensation expense, amortization of deferred financing costs, amortization of above/below-market assumed debt, and amortization of loan origination costs.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance.

We further consider FFO, Core FFO, and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO, and AFFO do not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO, and AFFO to be alternatives to net income as a reliable measure of our operating performance nor should you consider FFO, Core FFO, and AFFO to be alternatives to cash flows from operating, investing, or financing activities (as defined by GAAP) as measures of liquidity.

FFO, Core FFO, and AFFO do not measure whether cash flow is sufficient to fund our cash needs, including principal amortization, capital improvements, and distributions to stockholders. FFO, Core FFO, and AFFO do not represent cash flows from operating, investing, or financing activities as defined by GAAP. Further, FFO, Core FFO, and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO, and AFFO.

EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre

We compute EBITDA as earnings before interest expense, income tax expense, and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and impairment charges on depreciable real property.

Adjusted EBITDAre is a non-GAAP financial measure defined as EBITDAre further adjusted to exclude straight-line rent, non-cash compensation expense, non-recurring executive transition costs, severance and related charges, debt related transaction costs, transaction costs, other non-recurring loss (gain), net, other non-recurring expenses (income) including lease termination fees, as well as adjustments for construction in process and for intraquarter activities. Annualized Adjusted EBITDAre is Adjusted EBITDAre multiplied by four.

We present EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre as measures of our operating performance and not as measures of liquidity. EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Net Debt, Adjusted Net Debt, and Pro Forma Adjusted Net Debt

We calculate Net Debt as the principal amount of our total debt outstanding, excluding deferred financing costs, net discounts, and debt issuance costs, less cash, cash equivalents, and restricted cash available for future investment.

We then adjust Net Debt by the net value of unsettled forward equity as of period end to derive Adjusted Net Debt. Further, we adjust Adjusted Net Debt by the value of any unsettled forward equity and at-the-market sales occurring subsequent to the period to derive Pro Forma Adjusted Net Debt.

We believe excluding cash, cash equivalents, and restricted cash available for future investment from the principal amount of our total debt outstanding, together with the exclusion of the net value of unsettled forward equity as of period end and the net value of unsettled forward equity and at-the-market sales subsequent to the period, all of which could be used to repay debt, provides a useful estimate of the net contractual amount of borrowed capital to be repaid. We believe these adjustments are additional beneficial disclosures to investors and analysts.

Property-Level NOI, Property-Level Cash NOI, and Property-Level Cash NOI - Estimated Run Rate

Property-Level NOI, Property-Level Cash NOI, and Property-Level Cash NOI - Estimated Run Rate are non-GAAP financial measures which we use to assess our operating results. We compute Property-Level NOI as net income (computed in accordance with GAAP), excluding general and administrative expenses, interest expense, net, income tax expense, amortization of loan origination costs and discounts, transaction costs, depreciation and amortization, gains (or losses) on sales of depreciable property, real estate impairment losses, interest income on mortgage loans receivable, debt related transaction costs, and other expense (income), net, including lease termination fees. We further adjust Property-Level NOI for non-cash revenue components of straight-line rent and amortization of lease-intangibles to derive Property-Level Cash NOI. We further adjust Property-Level Cash NOI for intraquarter acquisitions, dispositions, and completed development to derive Property-Level Cash NOI - Estimated Run Rate. We believe Property-Level NOI, Property-Level Cash NOI, and Property-Level Cash NOI - Estimated Run Rate provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis.

Property-Level NOI, Property-Level Cash NOI, and Property-Level Cash NOI - Estimated Run Rate are not measurements of financial performance under GAAP and may not be comparable to similarly titled measures of other companies. You should not consider our measures as alternatives to net income or cash flows from operating activities determined in accordance with GAAP.

OTHER DEFINITIONS

ABR is annualized base rent for all leases that commenced and annualized cash interest for all executed mortgage loans as of September 30, 2025.

Cash Yield is the annualized base rent contractually due from acquired properties and completed developments, and interest income from mortgage loans receivable, divided by the gross investment amount, gross proceeds in the case of dispositions, or loan repayment amount.

Investments are lease agreements in place at owned properties, properties that have leases associated with mortgage loans receivable, developments where rent commenced, interest earning developments, or in the case of master lease arrangements each property under the master lease is counted as a separate lease.

Investment Grade are investments, or investments that are subsidiaries of a parent entity, with a credit rating of BBB- (S&P/Fitch), Baa3 (Moody's) or NAIC2 (National Association or Insurance Commissioners) or higher.

Investment Grade Profile are investments with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Fitch, Moody's, or NAIC.

Occupancy is expressed as a percentage, and is the number of leased investments divided by the total number of investments owned, excluding properties under development.

Weighted Average Lease Term is weighted by the annualized base rent, excluding lease extension options and investments associated with mortgage loans receivable.